UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2012

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, Bluehill ID AG, a subsidiary of Identive Group, Inc. (“BHID”), and Identive Group, Inc. (“Identive” and, together with BHID, the “Company”) provided notice to John S. Rogers, Executive Vice President of Transition Management and Acquisition Integration of Identive, of the termination of his employment with the Company effective April 30, 2013 (the “Termination Date”). With effect as of December 31, 2012, Mr. Rogers will resign from his role as Executive Vice President as well as all other positions held by him with Identive Group, Inc. and any of its subsidiaries. In accordance with his existing employment agreement, Mr. Rogers will continue to receive his current base salary through the Termination Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

November 2, 2012	By:	/s/ David Wear
David Wear
Chief Financial Officer